EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Millennium Capital Venture Holdings, Inc. of my report dated August 30, 2000 relating to the financial statements of Millennium Capital Venture Holdings, Inc. as of July 31, 2000.

 /s/ Stan J.H. Lee, CPA/s/
Stan J.H Lee, CPA

 Fort Lee, New Jersey
April 9, 2002